As filed with the Securities and Exchange Commission on November 13, 2015

File Number 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

------------

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

55-0856151

(IRS Employer Identification Number)

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John G. Melo

President and Chief Executive Officer

5885 Hollis Street, Suite 100

Emeryville, CA  94608

(510) 450-0761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all correspondence to:

Gordon K. Davidson, Esq.

Daniel J. Winnike, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

From time to time after the effectiveness of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.0001 par value per share	49,230,089	$1.64	$129,967,434.96	$13,087.73

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of our common stock. The 49,230,089 shares referenced above represent the shares that can be issued under the 9.50% convertible senior notes due 2019 held by the selling stockholders upon conversion of, or in payment of interest on, such notes or in payment of an early conversion payment due in connection with a conversion of such notes.

(2)	In accordance with Rule 457(c) under the Securities Act of 1933, the aggregate offering price of our common stock is estimated solely for the purpose of calculating the registration fees due for this filing. For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales price of our common stock reported by The NASDAQ Global Select Market on November 9, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with  Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED NOVEMBER 13, 2015

PROSPECTUS

49,230,089 Shares

AMYRIS, INC.

Common Stock

This prospectus relates to the offer and sale of up to 49,230,089 shares of our common stock under this prospectus by the selling stockholders identified in the “Selling Stockholders” section of this prospectus (the “Offering”) or their transferees, pledges, donees or successors in interest.  The shares of common stock registered hereunder are issuable to the selling stockholders upon conversion of our 9.50% convertible senior notes due 2019 (the “Notes”), upon our election to pay interest on the Notes in shares of our common stock and as early conversion payment of future interest upon conversion of the Notes. The Notes were issued to the selling stockholders pursuant to a Note Purchase Agreement, dated as of October 14, 2015 (the “Note Purchase Agreement”), by and between us and the selling stockholders.

The selling stockholders or their transferees, pledges, donees or other successors in interest may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  We provide more information about how the selling stockholders may sell shares of common stock in the section titled “Plan of Distribution” on page 12.  We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of these shares by the selling stockholders.  We will pay the expenses incurred in registering the shares, including legal and accounting fees.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “AMRS.”  On November 9, 2015, the closing price per share of our common stock was $1.63.

Investing in our securities involves risks.  See “Risk Factors” commencing on page 3.  You should carefully read this prospectus, the documents incorporated herein, and, if applicable, any prospectus supplement subsequently filed with respect to this prospectus, before making any investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2015.

TABLE OF CONTENTS

INFORMATION CONTAINED IN THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
SELLING STOCKHOLDERS	4
PLAN OF DISTRIBUTION	12
DESCRIPTION OF CAPITAL STOCK	14
LEGAL MATTERS	16
EXPERTS	16
WHERE YOU CAN FIND MORE INFORMATION	17
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	17

INFORMATION CONTAINED IN THIS PROSPECTUS

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or, if applicable, any accompanying prospectus supplement or any free writing prospectus.  This prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and, if applicable, any accompanying prospectus supplement or any free writing prospectus, is delivered or securities are sold on a later date.

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SUMMARY

The following summary provides an overview of selected information related to this offering and does not contain all the information that you should consider before investing in our securities.  You should carefully read this entire prospectus, including the risks of investing discussed under “Risk Factors” on page 3, the financial statements and related notes and other information incorporated by reference in this prospectus, and, if applicable, any prospectus supplement or related free writing prospectus, and the additional information described under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before buying securities in this offering. Unless the context otherwise requires, “AMRS,” the “Company,” “we,” “us,” “our” and similar names refer to Amyris, Inc. References to “selling stockholders” refer to the stockholders listed herein under the heading “Selling Stockholders” on page 4, who may sell shares from time to time as described in this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to register 49,230,089 shares of our common stock, or the Shares.  The Shares are issuable to the selling stockholders at the election of each selling stockholder to convert the Notes into our common stock, upon our election to pay interest on the Notes in shares of our common stock and as early conversion payment of future interest upon conversion of the Notes, as further described under the heading “Selling Stockholders” below. . The Shares are being registered for resale or other disposition by the selling stockholders. We will not receive any proceeds from the sale or other disposition of the Shares registered hereunder, or interests therein.

About Amyris, Inc.

Amyris has industrialized synthetic biology and is delivering renewable products globally into various markets ranging from consumer care to fuels. We believe industrial synthetic biology represents a third industrial revolution bringing together biology and engineering to generate new, more sustainable materials to meet the growing global demand. We have built a powerful technology platform, robust manufacturing capability, and a strong pipeline of ongoing collaborations with world-leading companies in a variety of industries. We are working to build demand for our current portfolio of products through a network of distributors and through direct sales in the cosmetics, flavors and fragrances, performance materials, and transportation fuels and lubricants markets. We are also engaged in collaborations across a variety of markets, including our current product markets and new markets, to drive additional product sales and partnership opportunities.

We were founded in 2003 in the San Francisco Bay Area by a group of scientists from the University of California, Berkeley. Our first major milestone came in 2005 when, through a grant from the Bill & Melinda Gates Foundation, we developed technology capable of creating microbial strains to produce artemisinic acid - a precursor of artemisinin, an effective anti-malarial drug. In 2008, we granted royalty-free licenses to allow Sanofi-Aventis (or Sanofi) to produce artemisinic acid using our technology. Since 2013, Sanofi has been distributing millions of artemisinin-based anti-malarial treatments incorporating this artemisinic acid. Building on our success with artemisinic acid, in 2007 we began applying our technology platform to develop, manufacture and sell sustainable alternatives to a broad range of materials.

We focused our initial development efforts primarily on the production of Biofene®, our brand of renewable farnesene, a long-chain, branched hydrocarbon molecule that we manufacture using engineered microbes in fermentation. Using farnesene as a first commercial building block molecule, we have developed a wide range of renewable products for our various target markets including cosmetics, pharmaceuticals, flavors and fragrances and fuels. Our technology platform allows us to rapidly develop microbial strains to produce other target molecules, and in 2014, we began manufacturing additional molecules for the flavors and fragrances industry.

Amyris' microbial engineering and screening technologies modify the way microorganisms process sugars in a fermentation process. We use our proprietary platform to design microbes, primarily yeast, to serve as living factories in established fermentation processes to convert plant-sourced sugars into high-value hydrocarbon molecules instead of low-value alcohol. The first two molecules we developed through this process were artemisinic acid and farnesene. In 2014, we began production of a third molecule at industrial scale and development of various other molecules in our labs. We and our partners develop products from these hydrocarbon ingredients for several target markets, including cosmetics, flavors and fragrances, performance materials, transportation fuels and lubricants. Further, in connection with our partners we have commercialized products for the cosmetics and flavors and fragrances markets.

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We are able to use a wide variety of feedstocks for production, but have focused on accessing Brazilian sugarcane for our large-scale production because of its renewability, low cost and relative price stability. We have also successfully used other feedstocks such as sugar beets, corn dextrose, sweet sorghum and cellulosic sugars at our various manufacturing facilities.

Our mission is to apply inspired science to deliver sustainable solutions for a growing world. We seek to become the world's leading provider of renewable, high-performance alternatives to non-renewable chemicals and fuels. In the past, choosing a renewable product often required producers to compromise on performance or price. With our technology, leading consumer brands can develop products made from renewable sources that offer equivalent or better performance and stable supply with competitive pricing. We call this our No Compromise® value proposition. We aim to improve the world one molecule at a time by providing consumers with the best alternatives.

We have developed and are operating our company under an innovative business model that generates cash from both collaborations and from product sales margins. We believe this combination will enable us to realize our vision of becoming the world’s leading renewable products company.

We were founded in 2003 and completed our initial public offering in 2010. As of September 30, 2015, we had 405 employees (including 240 in the United States and 165 in Brazil). Our corporate headquarters and pilot plant are located in Emeryville, California, and our Brazil headquarters and pilot plant are located in Campinas, Brazil. We have two operating subsidiaries, Amyris Brasil Ltda. (or Amyris Brasil) and Amyris Fuels LLC (or Amyris Fuels). Amyris Brasil oversees establishment and expansion of our production in Brazil. Amyris Fuels was originally established to help us develop fuel distribution capabilities in the United States by selling ethanol and reformulated ethanol-blended gasoline. In the third quarter of 2012, we transitioned out of the ethanol and ethanol-blended gasoline business, to focus our efforts on production and commercialization of renewable products.

Amyris, the Amyris logo, Biofene, Biossance, Dial-A-Blend, Diesel de Cana, Evoshield, µPharm, Myralene, Muck Daddy, Neossance, “Beauty is in our biology”, “No Compromise”, and “You Muck Up. We Clean Up.” are trademarks or registered trademarks of Amyris, Inc. This prospectus also contains trademarks and trade names of other business that are the property of their respective holders.

Our principal executive offices are located at 5885 Hollis Street, Suite 100, Emeryville, CA 94608 and our telephone number at that address is (510) 450-0761.

_________________

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as filed with the SEC on November 9, 2015, which risk factors may be amended, supplemented, or superseded from time to time by additional reports we file with the SEC in the future. These risk factors should be read together with the financial and other information contained or incorporated by reference in this prospectus before making a decision to buy our common stock. If any of the risks actually occur, our business, financial condition and results of operations could suffer. In these circumstances, the market price of our common stock could decline and you may lose all or part of your investment in our common stock.

Additional risks and uncertainties beyond those set forth in our reports and not presently known to us or that we currently deem immaterial may also affect our operations. Any risks and uncertainties, whether set forth in our reports or otherwise, could cause our business, financial condition, results of operations and future prospects to be materially and adversely harmed. The trading price of our common stock could decline due to any of these risks and uncertainties, and, as a result, you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements.  These risks and uncertainties, including those discussed under the heading “Risk Factors” above, include the possibilities of delays or failures in development, production or commercialization of products, and in our reliance on third parties to achieve our goals.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding expected production capacities, volumes and costs; any statements regarding anticipated benefits of our products and expectations for commercial relationships; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  In addition, the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings generally identify forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements.  You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect.

The forward-looking statements in this prospectus and in any prospectus supplement or other document we have filed with the SEC represent our views as of the date thereof.  We anticipate that subsequent events and developments will cause our views to change.  However, while we may elect to update these forward-looking statements at some point in the future or to conform these statements to actual results or revised expectations, we have no current intention of doing so except to the extent required by applicable law.  You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

USE OF PROCEEDS

The proceeds from the sale of the Shares offered pursuant to this prospectus are solely for the accounts of the selling stockholders.  Accordingly, we will not receive any of the proceeds from the sale of the Shares offered by this prospectus.  See “Selling Stockholders” and “Plan of Distribution” described below.

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SELLING STOCKHOLDERS

The 49,230,089 shares of common stock covered by this prospectus, or the Shares, consist of shares issuable to the selling stockholders at their election upon conversion of the Notes, as Interest Shares (as described below) or in connection with an Early Conversion Payment (as described below). On behalf of the selling stockholders we have agreed to file a registration statement with the SEC covering the resale of the Shares, and this registration statement has been filed pursuant to that agreement.

The initial conversion rate of the Notes is 443.6557 shares of our common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $2.25 per share of our common stock), and is subject to adjustment as provided in the Indenture (the “Indenture”) governing the terms of the Notes among the Company and Wells Fargo Bank, National Association, as Trustee, dated as of October 20, 2015. The notes bear interest at a rate of 9.50% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on April 15, 2016. We have the right to pay interest on the Notes in shares of our common stock. If we elect to pay an interest payment in common stock, then the stock will be valued at 92.5% of the simple average of the daily volume-weighted average price (“daily VWAP”) per share for the 10 trading days ending on and including the trading day immediately preceding the relevant interest payment date. We have assumed for the purpose of calculating the number of shares offered by the selling stockholders in this registration statement that we will pay the first two required interest payments entirely in common stock. In addition, for any conversion on or after the effective date of this registration statement, in addition to the shares deliverable upon conversion, holders will be entitled to receive a payment equal to the present value of the remaining scheduled payments of interest that would have been made on the Notes being converted from the date of conversion (or, in the case of conversion between a record date and the following interest payment date, from such interest payment date) until the earlier of the date that is three years after the date we receive such notice of conversion or maturity (the “Early Conversion Payment”). For the purpose of calculating the shares that we may issue to satisfy an Early Conversion Payment, the present value of the remaining interest payments will be computed using a discount rate of 0.75%, and the shares issuable in paying such remaining interest will be valued at 92.5% of the daily VWAP per share for the 10 trading days ending on and including the trading day immediately preceding the conversion date. The method of calculating the value of the shares issuable as Interest Shares or as an Early Conversion Payment is further delineated in the Indenture, a copy of which has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on October 20, 2015, which Form 8-K has been incorporated by reference into this registration statement.

The tables below present information regarding the selling stockholders and the number of Shares each selling stockholder is offering under this prospectus. We have prepared the tables based on information furnished to us by or on behalf of the selling stockholders. Under the rules of the SEC, beneficial ownership includes Shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and includes Shares which the holder has the right to acquire common stock within 60 days of October 30, 2015 (the “60-Day Period”). The maximum number of Shares that we may issue upon conversion of the Notes, or in connection with an Early Conversion Payment or as Interest Shares, may not exceed 38,415,626 shares (the “Conversion Cap”), unless and until we obtain stockholder approval in accordance with Rule 5635 promulgated by The NASDAQ Stock Market. We intend to obtain stockholder approval under Rule 5635 to the extent the aggregate number of such Shares required to be issued by us exceeds the Conversion Cap, and we have not limited the number of shares offered for sale in the tables below by the Conversion Cap. The Notes may be converted into Shares within the 60-Day Period and accordingly the Shares issuable upon such conversion, plus the number of Shares issuable as the Early Conversion Payment (assuming a conversion date of November 15, 2015), are included in the first table presented below. However, because shares issuable as Interest Shares are not issuable at the election of the holder of the Notes, and will not be issued as Interest Shares in any event within the 60-Day Period, we have presented a second table below that sets the full number of Shares being registered for each selling stockholder. The second table includes the number of Shares issuable upon conversion of the Notes, the Shares issuable as Interest Shares on April 15, 2016 and October 15, 2016 and the number of Shares issuable as an Early Conversion Payment, assuming a conversion on October 16, 2016. For both tables, the applicable VWAP is assumed to be $1.00 per share.

Unless otherwise indicated in the footnotes below, we believe that the selling stockholders have sole voting and investment power with respect to all shares beneficially owned. The percentage ownership data is based on 192,174,168 shares of our common stock issued and outstanding as of November 12, 2015.  Since the date on which they provided us with the information below, the selling stockholders may have sold, transferred or otherwise disposed of some or all of their Shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.

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The Shares may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute their Shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all Shares offered by each of the selling stockholders. The selling stockholders may sell less than all of the Shares listed in the table. In addition, the Shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of Shares the selling stockholders will sell under this prospectus.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than the beneficial ownership of the shares described in the table below.

Table I – Actual Beneficial Ownership

Name of Selling Stockholder	Shares Beneficially Owned before Offering		Shares Offered Hereby(1)	Shares Beneficially Owned After Offering(1)
	Number	Percentage (%)		Number	Percentage (%)
Advanced Series Trust – AST Academic Strategies Asset Allocation Portfolio(2)	707,925	*	707,925	—	—
AQR Absolute Return Master Account, L.P.(2)	1,887,802	*	1,887,802	—	—
AQR Funds – AQR Diversified Arbitrage Fund(2)	6,607,307	3.3	6,607,307	—
Blackwell Partners LLC – Series B(3)	1,179,876	*	1,179,876	—	—
Blue Mountain Credit Alternatives Master Fund L.P.(4)	2,200,076	1.1	2,200,076	—	—
BlueMountain Equity Alternatives Master Fund L.P.(4)	229,682	*	229,682	—	—
BlueMountain Foinaven Master Fund L.P.(4)	311,488	*	311,488	—	—
BlueMountain Logan Opportunities Master Fund L.P.(4)	185,633	*	185,633	—	—
BlueMountain Montenvers Master Fund SCA SICAV-SIF(4)	219,457	*	219,457	—	—
Citadel Equity Fund Ltd. (5)	6,292,672	3.2	6,292,672	—	—
CNH CA Master Account, L.P.(11)	1,022,559	*	1,022,559	—	—
CVI Investments, Inc.(6)	1,179,876	*	1,179,876	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth & Income Fund(7)	548,249	*	548,249	—	—
Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund(7)	1,296,074	*	531,730	764,344	*
Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund(7)	2,866,740	1.5	502,627	2,364,113	1.2
Fidelity Destiny Portfolios: Fidelity Advisor Capital Development Fund(7)	2,697,592	1.4	1,081,553	1,616,039	*
Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund(7)	1,166,567	*	582,858	583,709	*
Fidelity Hastings Street Trust: Fidelity Series Growth & Income Fund(7)	5,825,593	2.9	3,996,634	1,828,959	*
Fidelity Securities Fund: Fidelity Growth & Income Portfolio(7)	6,171,099	3.1	3,991,914	2,179,185	1.1
Highmark Fixed Income 3(8)	971,431	*	971,431	—	—
Kamunting Street Master Fund, Ltd.(10)	1,573,168	*	1,573,168	—	—
Lazard Converts Absolute Return, LP(8)	3,885,725	1.9	3,885,725	—	—
Lazard Rathmore Master Fund, LP(8)	1,124,815	*	1,124,815	—	—
Pine River Convertibles Master Fund Ltd.(9)	1,966,460	1.0	1,966,460	—	—
Pine River Deerwood Fund Ltd.(9)	117,987	*	117,987	—	—
Pine River Fixed Income Master Fund Ltd.(9)	825,913	*	825,913	—	—
Pine River Master Fund Ltd.(9)	1,022,559	*	1,022,559	—	—
Variable Insurance Products Fund III: Growth & Income Portfolio(7)	928,984	*	563,194	365,790	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

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(1)	We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders may not sell any or all of the Shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the Shares covered by this prospectus will be held by the selling stockholders.

(2)	Includes (i) an aggregate of 399,290 shares issuable upon conversion of the Notes held by Advanced Series Trust – AST Academic Strategies Asset Allocation Portfolio and 308,636 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (ii) an aggregate of 1,064,774 shares issuable upon conversion of the Notes held by AQR Absolute Return Master Account, L.P. and 823,028 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, and (iii) an aggregate of 3,726,708 shares issuable upon conversion of the Notes held by AQR Funds – AQR Diversified Arbitrage Fund and 2,880,599 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015. AQR Capital Management LLC (“AQR”) is the investment advisor of the selling stockholder and has delegated investment management authority to CNH Partners, LLC (“CNH”). AQR holds sole voting power over the securities. As sub-advisor, CNH has sole dispositive power over the securities held by the selling stockholder and exercises full discretionary control relating to all investment decisions made on behalf of the selling stockholder. Clifford S. Asness is the managing principal for AQR Capital Management, LLC. Mark Mitchell and Todd Pulvino are the managing principals for CNH. The address of the selling stockholder is 2 Greenwich Plaza, Greenwich, CT 06830.

(3)	Includes an aggregate of 665,484 shares issuable upon conversion of the Notes held by the selling stockholder and 514,393 shares issuable as an Early Conversion Payment to the selling stockholder, assuming a conversion on November 15, 2015. The address of the selling stockholder is c/o Silverback Asset Management, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517

(4)	Includes (i) an aggregate of 1,240,905 shares issuable upon conversion of the Notes held by Blue Mountain Credit Alternatives Master Fund L.P. and 959,171 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (ii) an aggregate of 129,547 shares issuable upon conversion of the Notes held by BlueMountain Equity Alternatives Master Fund L.P. and 100,135 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (iii) an aggregate of 175,688 shares issuable upon conversion of the Notes held by BlueMountain Foinaven Master Fund L.P. and 135,800 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (iv) an aggregate of 104,703 shares issuable upon conversion of the Notes held by BlueMountain Logan Opportunities Master Fund L.P. and 80,931 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, and (v) an aggregate of 123,780 shares issuable upon conversion of the Notes held by BlueMountain Montenvers Master Fund SCA SICAV-SIF and 95,677 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015. Voting and investment power over the registrable securities is held by BlueMountain Capital Management, LLC. The following individuals, who are members of the Investment Committee of the investment manager, have shared voting and investment power over the registrable securities: Derek Smith; Ethan Auerbach; Andrew Feldstein; Peter Greatrex; Bryce Markus; and David Zorub. The address of the selling stockholders is c/o BlueMountain Capital Management, LLC, 280 Park Avenue, 12th Floor, New York , NY 10017.

6

(5)	Includes an aggregate of 3,549,246 shares issuable upon conversion of the Notes held by the selling stockholder and 2,743,428 shares issuable as an Early Conversion Payment to the selling stockholder, assuming a conversion on November 15, 2015. Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the Investment Advisor Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Equity Fund Ltd. Citadel Advisors Holdings III, LP (“CAH3”) is the sole member of CAL. Citadel GP LLC (formerly known as Citadel Investment Group II, LLC) (CIG2”) is the general partner of CAH3. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of, and sole member of, CIG2. CIG2 and Griffin may be deemed to be the beneficial owners of the shares through their control of CAL and/or certain other affiliated entities. The address of the selling stockholder is 131 S. Dearborn Street., 34th Floor, Chicago, IL 60603. Attn: Corporate Actions

(6)	Includes an aggregate of 665,484 shares issuable upon conversion of the Notes held by the selling stockholder and 514,393 shares issuable as an Early Conversion Payment to the selling stockholder, assuming a conversion on November 15, 2015. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”) has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in this Registration Statement. The address of the selling stockholder is c/o Capital Heights Management, 101 California Street, Suite 3250, San Francisco, CA 94111.

(7)	Includes (A)(i) an aggregate of 309,228 shares issuable upon conversion of the Notes held by Fidelity Advisor Series I: Fidelity Advisor Growth & Income Fund and (ii) 423,517 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (B) (i) 764,344 shares of our Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund, (ii) an aggregate of 299,911 shares issuable upon conversion of the Notes held by such selling stockholder and (iii) 231,820 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (C)(i) 1,663,661 shares of our Common Stock (ii) 700,452 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund, (iii) an aggregate of 283,496 shares issuable upon conversion of the Notes held by such selling stockholder and (iv) 219,131 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (D)(i) 1,616,039 shares of our Common Stock held by Fidelity Destiny Portfolios: Fidelity Advisor Capital Development Fund, (ii) an aggregate of 610,027 shares issuable upon conversion of the Notes held by such selling stockholder and (iii) 471,527 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (E)(i) 583,709 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund, (ii) an aggregate of 328,749 shares issuable upon conversion of the Notes held by such selling stockholder and (iii) 254,110 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (F)(i) 1,828,959 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Fidelity Hastings Street Trust,: Fidelity Series Growth & Income Fund, (ii) an aggregate of 2,254,215 shares issuable upon conversion of the Notes held by such selling stockholder and (iii) 1,742,420 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (G)(i) 2,179,185 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Fidelity Securities Fund: Fidelity Growth & Income Portfolio, (ii) an aggregate of 2,251,553 shares issuable upon conversion of the Notes held by such selling stockholder and (iii) 1,740,362 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, and (H) (i) 365,790 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Variable Insurance Products Fund III: Growth & Income Portfolio, (ii) an aggregate of 317,657 shares issuable upon conversion of the Notes held by such selling stockholder and (iii) 245,537 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015,. These funds are managed by direct or indirect subsidiaries of FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. According, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC not Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for the selling stockholder is 245 Summer Street, Boston, MA 02210.

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(8)	Includes (i) an aggregate of 547,915 shares issuable upon conversion of the Notes held by Highmark Limited and 423,517 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (ii) an aggregate of 2,191,659 shares issuable upon conversion of the Notes held by Lazard Converts Absolute Return, LP and 1,694,067 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, and (iii) an aggregate of 634,428 shares issuable upon conversion of the Notes held by Lazard Rathmore Master Fund, LP and 490,388 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015. The address of the selling stockholder is c/o Lazard Asset Management LLC, 30 Rockefeller Plaza, 55th Floor, New York, NY 10112.

(9)	Includes (i) an aggregate of 1,109,139 shares issuable upon conversion of the Notes held by Pine River Convertibles Master Fund Ltd. and 857,321 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (ii) an aggregate of 66,548 shares issuable upon conversion of the Notes held by Pine River Deerwood Fund Ltd. and 51,439 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, (iii) an aggregate of 465,838 shares issuable upon conversion of the Notes held by Pine River Fixed Income master Fund Ltd. and 360,075 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015, and (iv) an aggregate of 576,752 shares issuable upon conversion of the Notes held by Pine River Master Fund Ltd. and 445,807 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015. Voting and investment power over the registrable securities is held by Pine River Capital Management L.P., investment advisor to the selling stockholder. The address for the selling stockholder is c/o Pine River Capital Management, L.P., 601 Carlson Parkway, Suite 30, Minnetonka, MN 55305

(10)	Includes an aggregate of 887,311 shares issuable upon conversion of the Notes held by the selling stockholder and 685,857 shares issuable as an Early Conversion Payment to the selling stockholder, assuming a conversion on November 15, 2015. The address of the selling stockholder is 119 Washington Avenue, Suite 600, Miami Beach, FL 33139

(11)	Includes an aggregate of 576,752 shares issuable upon conversion of the Notes held by CNH CA Master Account L.P. and 445,807 shares issuable as an Early Conversion Payment to such selling stockholder, assuming a conversion on November 15, 2015. CNH Partners, LLC (“CNH”) is the investment advisor of the selling stockholder. CNH holds sole voting and dispositive power over the securities held by the selling stockholder and exercises full discretionary control relating to all investment decisions made on behalf of the selling stockholder. Mark Mitchell and Todd Pulvino are the managing principals for CNH. The address of the selling stockholder is 2 Greenwich Plaza, Greenwich, CT 06830.

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Table II – Aggregate Number of Shares Registered for Each Selling Stockholder

Name of Selling Stockholder	Shares Beneficially Owned before Offering		Shares Offered Hereby(1)	Shares Beneficially Owned After Offering(1)
	Number	Percentage (%)		Number	Percentage (%)
Advanced Series Trust – AST Academic Strategies Asset Allocation Portfolio(2)	769,153	*	769,153	—	—
AQR Absolute Return Master Account, L.P.(2)	2,051,076	1.1	2,051,076	—	—
AQR Funds – AQR Diversified Arbitrage Fund(2)	7,178,767	3.6	7,178,767	—	—
Blackwell Partners LLC – Series B(3)	1,281,922	*	1,281,922	—	—
Blue Mountain Credit Alternatives Master Fund L.P.(4)	2,390,358	1.2	2,390,358	—	—
BlueMountain Equity Alternatives Master Fund L.P.(4)	249,547	*	249,547	—	—
BlueMountain Foinaven Master Fund L.P.(4)	338,427	*	338,427	—	—
BlueMountain Logan Opportunities Master Fund L.P.(4)	201,689	*	201,689	—	—
BlueMountain Montenvers Master Fund SCA SICAV-SIF(4)	238,437	*	238,437	—	—
Citadel Equity Fund Ltd. (5)	6,836,920	3.5	6,836,920	—	—
CNH CA Master Account, L.P.(11)	1,110,999	*	1,110,999	—	—
CVI Investments, Inc.(6)	1,281,922	*	1,281,922	—	—
Fidelity Advisor Series I: Fidelity Advisor Growth & Income Fund(7)	595,666	*	595,666	—	—
Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund(7)	1,342,063	*	577,719	764,344	*
Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund(7)	2,910,212	1.5	546,099	2,364,113	1.2
Fidelity Destiny Portfolios: Fidelity Advisor Capital Development Fund(7)	2,791,134	1.4	1,175,095	1,616,039	*
Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund(7)	1,216,978	*	633,269	583,709	*
Fidelity Hastings Street Trust: Fidelity Series Growth & Income Fund(7)	6,171,258	3.1	4,342,299	1,828,959	*
Fidelity Securities Fund: Fidelity Growth & Income Portfolio(7)	6,516,357	3.3	4,337,172	2,179,185	1.1
Highmark Fixed Income 3(8)	1,055,449	*	1,055,449	—	—
Kamunting Street Master Fund, Ltd.(10)	1,709,230	*	1,709,230	—	—
Lazard Converts Absolute Return, LP(8)	4,221,798	2.1	4,221,798	—	—
Lazard Rathmore Master Fund, LP(8)	1,222,099	*	1,222,099	—	—
Pine River Convertibles Master Fund Ltd.(9)	2,136,537	1.1	2,136,537	—	—
Pine River Deerwood Fund Ltd.(9)	128,192	*	128,192	—	—
Pine River Fixed Income Master Fund Ltd.(9)	897,345	*	897,345	—	—
Pine River Master Fund Ltd.(9)	1,110,999	*	1,110,999	—	—
Variable Insurance Products Fund III: Growth & Income Portfolio(7)	977,694	*	611,904	365,790	*

*	Represents beneficial ownership of less than one percent of the outstanding shares of our common stock.

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(1)	We do not know when or in what amounts a selling stockholder may offer Shares for sale. The selling stockholders may not sell any or all of the Shares offered by this prospectus. Because the selling stockholders may offer all or some of the Shares pursuant to this offering and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the Shares, we cannot estimate the number of Shares that will be held by the selling stockholders after completion of this offering. However, for illustrative purposes of this table, we have assumed that, after completion of this offering, none of the Shares covered by this prospectus will be held by the selling stockholders.

(2)	Represents the number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. AQR Capital Management LLC (“AQR”) is the investment advisor of the selling stockholder and has delegated investment management authority to CNH Partners, LLC (“CNH”). AQR holds sole voting power over the securities. As sub-advisor, CNH has sole dispositive power over the securities held by the selling stockholder and exercises full discretionary control relating to all investment decisions made on behalf of the selling stockholder. Clifford S. Asness is the managing principal for AQR Capital Management, LLC. Mark Mitchell and Todd Pulvino are the managing principals for CNH. The address of the selling stockholder is 2 Greenwich Plaza, Greenwich, CT 06830.

(3)	Represents the number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. The address of the selling stockholder is c/o Silverback Asset Management, 1414 Raleigh Road, Suite 250, Chapel Hill, NC 27517

(4)	Represents the number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. Voting and investment power over the registrable securities is held by BlueMountain Capital Management, LLC. The following individuals, who are members of the Investment Committee of the investment manager, have shared voting and investment power over the registrable securities: Derek Smith; Ethan Auerbach; Andrew Feldstein; Peter Greatrex; Bryce Markus; and David Zorub. The address of the selling stockholders is c/o BlueMountain Capital Management, LLC, 280 Park Avenue, 12th Floor, New York , NY 10017

(5)	Represents the number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the Investment Advisor Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the shares held by Citadel Equity Fund Ltd. Citadel Advisors Holdings III, LP (“CAH3”) is the sole member of CAL. Citadel GP LLC (formerly known as Citadel Investment Group II, LLC) (CIG2”) is the general partner of CAH3. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of, and sole member of, CIG2. CIG2 and Griffin may be deemed to be the beneficial owners of the shares through their control of CAL and/or certain other affiliated entities. The address of the selling stockholder is 131 S. Dearborn Street., 34th Floor, Chicago, IL 60603. Attn: Corporate Actions

(6)	Represents the number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”) has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc. is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in this Registration Statement. The address of the selling stockholder is c/o Capital Heights Management, 101 California Street, Suite 3250, San Francisco, CA 94111.

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(7)	Includes (A) (i) 764,344 shares of our Common Stock held by Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund, (ii) 1,663,661 shares of our Common Stock and 700,452 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund, (iii) 1,616,039 shares of our Common Stock held by Fidelity Destiny Portfolios: Fidelity Advisor Capital Development Fund, (iv) 583,709 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Fidelity Hastings Street Trust: Fidelity Advisor Series Growth & Income Fund, (v) 1,828,959 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Fidelity Hastings Street Trust,: Fidelity Series Growth & Income Fund, (vi) 2,179,185 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Fidelity Securities Fund: Fidelity Growth & Income Portfolio, and (vii) 365,790 shares of our Common Stock issuable upon conversion of certain convertible promissory notes held by Variable Insurance Products Fund III: Growth & Income Portfolio and (B) for each such selling stockholder, the maximum number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. These funds are managed by direct or indirect subsidiaries of FMR LLC. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. According, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC not Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for the selling stockholder is 245 Summer Street, Boston, MA 02210.

(8)	Represents the maximum number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. The address of the selling stockholder is c/o Lazard Asset Management LLC, 30 Rockefeller Plaza, 55th Floor, New York, NY 10112.

(9)	Represents the maximum number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. Voting and investment power over the registrable securities is held by Pine River Capital Management L.P., investment advisor to the selling stockholder. The address for the selling stockholder is c/o Pine River Capital Management, L.P., 601 Carlson Parkway, Suite 30, Minnetonka, MN 55305

(10)	Represents the maximum number of Shares offered hereby as Shares Issuable on conversion of Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 16, 2016. The address of the selling stockholder is 119 Washington Avenue, Suite 600, Miami Beach, FL 33139

(11)

Represents the maximum number of Shares offered hereby issuable on conversion of the Notes, Shares issuable as Interest Shares, and Shares issuable as an Early Conversion Payment, based on our election to pay interest on the Notes in Shares on April 15, 2016 and October 15, 2016, and a conversion on October 15, 2016. CNH Partners, LLC (“CNH”) is the investment advisor of the selling stockholder. CNH holds sole voting and dispositive power over the securities held by the selling stockholder and exercises full discretionary control relating to all investment decisions made on behalf of the selling stockholder. Mark Mitchell and Todd Pulvino are the managing principals for CNH. The address of the selling stockholder is 2 Greenwich Plaza, Greenwich, CT 06830.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of, including in connection with an Early Conversion Payment, or the payment of interest upon, the Notes previously issued to the selling stockholders to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve crosses or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

12

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

As of November 9, 2015, our authorized capital stock included 400,000,000 shares of common stock, par value $0.0001 per share.  A description of the material terms and provisions of our restated certificate of incorporation and restated bylaws affecting the rights of holders of our common stock is set forth below.  The description is intended as a summary, and is qualified in its entirety by reference to the form of our restated certificate of incorporation and the form of our restated bylaws to that are filed as exhibits to the registration statement relating to this prospectus.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to issue dividends, and only then at the times and in the amounts that our Board of Directors may determine.

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders.  Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors and establishes a classified Board of Directors, divided into three classes with staggered three-year terms.  Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing in office for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, National Association.

Stock Exchange Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AMRS.”

Registration Rights

Certain of our stockholders hold registration rights pursuant to (i) the Amended and Restated Investors’ Rights Agreement, dated June 21, 2010, by and between us and certain of our stockholders, as amended by Amendment No. 1 to Amended and Restated Investors’ Rights Agreement dated February 23, 2012, Amendment No. 2 to Amended and Restated Investors’ Rights Agreement dated December 24, 2012, Amendment No. 3 to Amended and Restated Investors’ Rights Agreement dated March 27, 2013, Amendment No. 4 to Amended and Restated Investors’ Rights Agreement dated October 16, 2013, Amendment No. 5 to Amended and Restated Investors’ Rights Agreement dated December 24, 2013, and Amendment No. 6 to Amended and Restated Investors’ Rights Agreement dated as of July 29, 2015, by and between us and certain of our stockholders, (ii) the Registration Rights Agreement dated February 27, 2012, by and between us and certain of our stockholders, (iii) the Registration Rights Agreement dated July 30, 2012 by and between the Company and Total, (iv) the Amended and Restated Letter Agreement, dated May 8, 2014, between us and certain of our stockholders, (v) the Registration Rights Agreement dated February 24, 2015 between the registrant and Nomis Bay Ltd., (vi) the letter agreement dated as of July 29, 2015 among us and the investors in the Private Offering, and (v) the Registration Rights Agreement dated October 20, 2015 among us and the purchasers of our 9.5% Senior Convertible Notes.

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This prospectus is a part of the registration statement we have filed in order to satisfy our obligations under the Note Purchase Agreement, under which we agreed to register shares issued upon conversion under the Note Purchase Agreement.

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the Board of Directors prior to the time that the interested stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

If Section 203 applied to us, the restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

A Delaware corporation may “opt out” of the restrictions on business combinations contained in Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares.  We have agreed to opt out of Section 203 through our certificate of incorporation, but our certificate of incorporation contains substantially similar protections to our company and stockholders as those afforded under Section 203, except that we have agreed with Total that it and its affiliates will not be deemed to be “interested stockholders” under such protections.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

•	Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our Board of Directors to fill vacant directorships. In addition, the number of directors constituting our Board of Directors will be set only by resolution adopted by a majority vote of our entire Board of Directors. These provisions prevent a stockholder from increasing the size of our Board of Directors and gaining control of our Board of Directors by filling the resulting vacancies with its own nominees.

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•	Classified Board. Our restated certificate of incorporation and restated bylaws provide that our Board of Directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our Board of Directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

•	Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Our restated bylaws further provide that special meetings of our stockholders may be called only by a majority of our Board of Directors, the chairman of our Board of Directors, our chief executive officer or our president.

•	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•	Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board of Directors. The existence of authorized but unissued shares of preferred stock enables our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

In addition, we have an agreement with Total that, so long as Total holds at least 10% of our voting securities, we are required to notify Total if our Board of Directors seeks to cause the sale of the company or if we receive an offer to acquire us.  In the event of such decision or offer, we are required to provide Total with all information given to an offering party and provide Total with an exclusive negotiating period of 15 business days in the event the Board of Directors authorizes us to solicit offers to buy our company, or five business days in the event that we receive an unsolicited offer to purchase us. These rights of Total may have the effect of delaying, deferring or discouraging another person from acquiring our company.

LEGAL MATTERS

The validity of the issuance of the Shares offered hereby will be passed upon for us by Fenwick & West LLP, Mountain View, California.  The validity of the Shares will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of Amyris, Inc. (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to Amyris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Novvi LLC incorporated in this Prospectus by reference to Amyris Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of Pannell Kerr Forster of Texas, P.C., an independent auditor, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the filing requirements of the Securities Exchange Act of 1934, as amended.  Therefore, we file periodic reports, proxy statements and other information with the SEC.  Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with or furnished to the SEC.  Information on our website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus.  We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K filed under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act) until we terminate this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement.  We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015;

•	our definitive proxy statement for our 2015 Annual Meeting of Stockholders, filed with the SEC on April 6, 2015 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2014);

•	our definitive Proxy Statement for our Special Meeting of Stockholders held on September 17, 2015, filed with the SEC on September 1, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 filed with the SEC on May 7, 2015; June 30, 2015 filed with the SEC on August 10, 2015; and September 30, 2015 filed with the SEC on November 9, 2015;

•	our Current Reports on Form 8-K filed on January 15, 2015, January 29, 2015, February 26, 2015 (two filed on such date), May 21, 2015, June 2, 2015, June 9, 2015, July 27, 2015 and July 30, 2015 September 18, 2015, September 24, 2015, October 14, 2015 (two filed on such date), October 15, 2015 and October 20, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A filed April 16, 2010, under the Securities Act, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings by writing or telephoning us at the following address and number:

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Amyris, Inc.,

5885 Hollis Street, Suite 100

Emeryville, California

Attention: Investor Relations

+1 (510) 740-7481

Copies of these filings are also available free of charge through a link on the Investors section of our website located at www.amyris.com (under “Financial Information—SEC Filings”) as soon as reasonably practicable after they are filed with the SEC.  The information contained on our website is not a part of this prospectus.

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PROSPECTUS

49,230,089 shares

AMYRIS, INC.

Common Stock

November 13, 2015

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful.  Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by the registrant, other than estimated underwriting discounts and commissions in connection with this offering.  All amounts shown are estimates except for the SEC registration fee:

SEC registration fee		$13,087.73
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Placement Agent Fee		2,520,219
Total	$	*

____________

*Estimated expenses not presently known.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.

As permitted by the Delaware General Corporation Law, the registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:

•	any breach of the director’s duty of loyalty to the registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

As permitted by the Delaware General Corporation Law, the registrant’s restated bylaws provide that:

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

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In addition, the registrant has entered into indemnity agreements with each of its current directors and executive officers to provide them with additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections.  The indemnification provisions in the registrant’s restated certificate of incorporation and restated bylaws and the indemnification agreements entered into between the registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the registrant’s directors and executive officers for liabilities arising under the Securities Act of 1933, as amended.

The registrant currently carries liability insurance for its directors and officers.

One of the registrant’s directors (John Doerr) is also indemnified by his employer with regard to his service on the registrant’s Board of Directors.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein:

Exhibit Number	Description
3.01	Restated Certificate of Incorporation
3.02	Certificate of Amendment dated May 12, 2014 of the Restated Certificate of Incorporation
3.03	Certificate of Amendment dated September 18, 2015 of the Restated Certificate of Incorporation
3.04	Restated Bylaws
4.02	Registration Rights Agreement dated October 20, 2015

ITEM 16.	EXHIBITS

Please see the Exhibit Index beginning on page II-5 of this registration statement.

ITEM 17.	UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided , however , that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

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(2)  That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on November 13, 2015.

AMYRIS, INC.

/s/ John G. Melo
John G. Melo
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John G. Melo, Raffi Asadorian and Nicholas Khadder, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John G. Melo	Director, President and Chief Executive Officer	November 13, 2015
John G. Melo	(Principal Executive Officer)

/s/ Raffi Asadorian	Chief Financial Officer	November 13, 2015
Raffi Asadorian	(Principal Financial Officer)

/s/ Karen Weaver	Vice President, Finance	November 13, 2015
Karen Weaver	(Principal Accounting Officer)

/s/ Philippe Boisseau	Director	November 13, 2015
Philippe Boisseau

/s/ John Doerr	Director	November 13, 2015
John Doerr

/s/ Geoffrey Duyk, M.D., Ph.D.	Director	November 13, 2015
Geoffrey Duyk, M.D., Ph.D.

/s/ Abraham (Bram) Klaeijsen	Director	November 13, 2015
Abraham (Bram) Klaeijsen

/s/ Carole Piwnica	Director	November 13, 2015
Carole Piwnica

/s/ Fernando Reinach, Ph.D.	Director	November 13, 2015
Fernando Reinach, Ph.D.

/s/ HH Sheikh Abdullah bin Khalifa Al Thani	Director	November 13, 2015
HH Sheikh Abdullah bin Khalifa Al Thani

/s/ R. Neil Williams	Director	November 13, 2015
R. Neil Williams

/s/ Patrick Yang, Ph.D.	Director	November 13, 2015
Patrick Yang, Ph.D.

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EXHIBIT INDEX

Exhibit		Previously Filed				Filed
Number	Description	Form	File No.	Filing Date	Exhibit	Herewith
3.01	Restated Certificate of Incorporation	10-Q	001-34885	November 10, 2010	3.01
3.02	Certificate of Amendment dated May 12, 2014 of the Restated Certificate of Incorporation	10-Q	001-34887	August 8, 2014	3.02
3.03	Certificate of Amendment dated September 18, 2015 of the Restated Certificate of Incorporation	S-3/A	333-206331	November 4, 2015	3.03
3.04	Restated Bylaws	10-Q	001-34885	November 10, 2010	3.02
4.01	Specimen of Common Stock Certificate	S-1	333-166135	July 6, 2010	4.01
4.02	Registration Rights Agreement dated October 20, 2015 between the registrant and the registrant’s security holders listed therein	8-K	001-34885	October 20, 2015	4.2
4.03	Indenture dated October 20, 2015 between registrant and Wells Fargo Bank, National Association, as Trustee	8-K	001-34885	October 20, 2015	4.1
5.01	Opinion of Fenwick & West LLP regarding the Securities	-	-	-	-	X
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01)	-	-	-	-	X
23.02	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm	-	-	-	-	X
23.03	Consent of Pannell Kerr Forster of Texas, P.C.	-	-	-	-	X
24.01	Power of attorney (included on the signature page)	-	-	-	-	X

__________________________

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